UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2006 (February 15, 2006)

                                RG America, Inc.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                     0-80429
                                     -------
                            (Commission File Number)

                                   75-2823489
                                   ----------
                        (IRS Employer Identification No.)

                     1507 Capital Avenue, Plano, TX (75074)
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (972) 919-4774
         --------------------------------------------------------------


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                    FORM 8-K
                                RG America, Inc.

Section 1 - Registrant's Business Operations

Item 1.01 Entry into a Material Definitive Agreement.

Effective February 15, 2006 ("Effective Date"), Registrant amended and restated a Security Agreement dated October 31, 2005 with Laurus Master Fund, Ltd. ("Laurus") for the sale by Registrant to Laurus of a $1,400,000 secured convertible minimum borrowing note ("Minimum Borrowing Note"), a secured revolving note up to a maximum of $10,000,000 ("Revolving Note"), a common stock purchase warrant ("Original Warrant") to purchase up to 2,962,963 shares of Registrants $0.001 par value per share common stock ("Common Stock") and a registration rights agreement ("Registration Rights Agreement") covering the registration Common Stock underlying the Minimum Borrowing Note and the Warrant.

The Minimum Borrowing Note was amended and restated as a Secured Convertible Note ("Secured Convertible Note") was increased from $1,400,000 to $5,000,000 and the Laurus option, but not the obligation to convert all or any portion of the Secured Convertible Note and accrued interest into Common Stock was decreased from $0.71 per share to $0.41 per share. The Secured Convertible Note continues to have an interest rate of Prime plus two percent (2.0%), shall not be any time less than six percent (6.0%) and is due together with any unpaid and accrued interest hereon, on October 31, 2008 (Maturity Date"). Additionally, Registrant continues to have the option, but not the obligation, to prepay the Secured Convertible Note by paying Laurus one hundred thirty percent (130%) of the principal amount of the Secured Convertible Note plus accrued and unpaid interest.

The amended and restated Revolving Note was changed to be non-convertible whereby Laurus no longer has an option to convert all or any portion of the Revolving Note into Common Stock. The Revolving Note continues to have an interest rate of Prime plus two percent (2.0%), shall not be any time less than six percent (6.0%) and is due together with any unpaid and accrued interest hereon, on the Maturity Date.

The amended and restated Original Warrant to purchase 2,962,963 shares of Common Stock was changed whereby the exercise price was decreased from $0.78 per share to $0.55 per share. The Warrant continues to have an expiration term date of October 31, 2012 and all other provisions of the Original Warrant remain the same.

Additionally, a Warrant ("New Warrant") to purchase up to 1,363,636 shares of Common Stock was granted on the Effective date at an exercise price of $0.55 per share and has an expiration term date of February 15, 2013.

The amended and restated Security Agreement continues to include among other things, a stock pledge agreement, a guaranty from Registrant and all of its subsidiaries and certain covenants and obligations in order to secure the funds obtained from the above mentioned items. The amended Security Agreement continues to include a funding formula that determines a maximum amount of funds that Registrant can be advanced at any point in time and an allowance for Laurus to override the formula and advance registrant funds over the funding formula.

The amended and restated documents comprising the above items are filed as
Exhibit 99 to this Current Report on Form 8-K.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

In consideration for the Original Warrant and New Warrant discussed in 1.01 above, the issuance of the Warrant was made in reliance of Section 4(2)and or 3(b) of the Securities Act of 1933 (the "Securities Act"), as amended and Regulation D promulgated pursuant thereto, which provide for exemptions for transactions not involving a public offering.


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

Section 9 - Financial Statements and Exhibits

EXHIBITS

Exhibit Number      Description
--------------      -----------

99.1                Amended and Restated Security Agreement

99.2                Reaffirmation and Ratification Agreement

99.3                Amended and Restated Secured Convertible Note

99.4                Amended and Restated Secured Non-Convertible Revolving Note

99.5                Amended and Restated  Registration Rights Agreement

99.6                Amended and Restated Common Stock Purchase Warrant

99.7                Common Stock Purchase Warrant



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                RG AMERICA, INC.
                                  (Registrant)
Date: February 22, 2006

/s/ John E. Rea
---------------------------------
John E. Rea, Chief Executive Officer


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